UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
DTE Energy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Shareowner Services
P.O. Box 64945

St. Paul, MN 55164-0945	COMPANY #

DTE Energy Company
ANNUAL MEETING OF SHAREHOLDERS
Thursday May 2, 2013

Sheraton New York Times Square Hotel
811 7th Avenue
New York, NY 10019
8:00 a.m. (EDT)

Important Notice Regarding the Availability of Proxy Materials for the
DTE Energy Company Shareholder Meeting to be Held on May 2, 2013

This Notice is hereby given that the Annual Meeting of Shareholders of DTE Energy Company will be held at the Sheraton New York Times Square Hotel, 811 7th Avenue, New York, NY 10019, on Thursday, May 2, 2013 at 8:00 a.m. (EDT).

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Company's 2013 proxy statement and Annual Report on Form 10-K are available to view and vote at www.ematerials.com/dte

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please see the reverse side of this notice on how to receive a paper copy.
Admission
All shareholders must receive pre-authorization in order to attend DTE Energy Company's Annual Meeting of Shareholders. Please contact DTE Energy Shareholder Services by e-mail at sholdersvcs@dteenergy.com or by telephone at 1-313-235-4200 and provide your name, address, telephone number and your request to attend. All requests for admittance to the annual meeting will be responded to and verified shareholders will have their names on file at the meeting. In addition to ownership confirmation, you must also present government-issued photo identification such as a driver's license, state identification card or passport for admission. No guests will be permitted.

Annual meeting attendance requests must be received by the end of business on Thursday, April 25, 2013. Admission is on a first-come first-served basis and all transportation and parking fees are at your own expense.
Matters intended to be acted upon at the meeting are listed below:

The Board of Directors recommends that you vote FOR the following proposals:	The Board of Directors recommends that you vote AGAINST the following proposal:
1. Election of Directors	4. Shareholder Proposal Regarding Political Contributions
2. Ratification of Registered Public Accounting Firm PricewaterhouseCoopers LLP
3. Advisory Vote to Approve Executive Compensation
   THIS IS NOT A FORM FOR VOTING
You may immediately vote your proxy on the Internet at:
www.eproxy.com/dte

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 1, 2013.
For DTE Energy Savings Plan participants, Internet and telephone voting are available through
11:59 p.m. (EDT) on April 29, 2013.

Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available and follow the online instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To Request Paper Copies of the Proxy Materials, which include the Proxy Card,
Proxy Statement and Annual Report on Form 10-K, Please Contact us via:

:	Internet - Access the Internet and go to www.ematerials.com/dte Follow the instructions to log in and order copies.

(	Telephone - Call us free of charge at 1-866-697-9377 in the U.S. or Canada, using a touch-tone telephone, and follow the instructions to log in and order copies.

*	Email - Send us an e-mail at ep@ematerials.com with “DTE Materials Request” in the subject line.
The email must include:

•	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an e-mail with links to the electronic materials.

•	If you choose e-mail delivery you must include the e-mail address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the e-mail.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 18, 2013.
If you do not make this request, you will not receive a paper copy.

Important Information about the Notice of Proxy Materials
This notice regarding the online availability of proxy materials (Notice) is provided to certain shareholders in place of the printed materials for the upcoming Annual Meeting of Shareholders.
In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This will help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the annual shareholder meeting, proposals to be considered at the meeting and the internet site where the proxy materials may be found.